UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date Earliest Event reported) – May 10, 2010 (May 6, 2010)

MDC PARTNERS INC.
(Exact name of registrant as specified in its charter)

Ontario	001-13718	98-0364441
(Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

45 Hazelton Ave., Toronto, Ontario, Canada M5R 2E3
(Address of principal executive offices and zip code)

(416) 960-9000
(Registrant’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

On May 6, 2010, MDC Partners Inc. (the “Company”) acquired a 75% equity interest in Integrated Media Solutions Partners LLC, a Delaware limited liability company, the successor-in-interest to the business formerly owned by Integrated Media Solutions, LLC, a New York limited liability company (“IMS”).  The remaining 25% of the outstanding equity interests in IMS were retained by Robert Ingram, Desiree Dumont and Ron Corvino, the existing principals of IMS.  IMS is a direct response media planning, reporting, analysis and optimization company for offline and online media. The purchase price paid by the Company consisted of $20 million in cash paid at closing, plus additional equal non-contingent payments to the seller totaling $12.67 million to be paid annually for three years, $10 million of which bears interest at 6% per annum. The purchase price is subject to customary working capital adjustments.  In addition, the Company will make contingent payments based on IMS’ financial performance from the date of closing through December 31, 2014. In connection with the IMS acquisition, a wholly-owned subsidiary of the Company and each of the other equity holders of IMS entered into an operating agreement that specifies the parties’ respective economic, governance and liquidity rights, including the Company’s right to priority distributions from IMS for the period through 2014. IMS also entered into new employment agreements with the existing principals.  The Company has call rights with respect to the remaining 25% of the equity interests in IMS that could increase the Company’s ownership to 100% in 2015.

Item 9.01  Financial Statements and Exhibits.

(a)	Financial Statements of businesses acquired.

Audited financial statements of Integrated Media Solutions, LLC for the years ended December 31, 2009 and 2008, and the related notes thereto.

The required historical financial information of IMS included in this Form 8-K shall be deemed filed for purposes of the Securities Exchange Act of 1934, as amended.  IMS’ historical financial results set forth below should not be viewed as indicative of the contribution by IMS to the Company’s future operating results.

Integrated Media Solutions, LLC

Contents

Independent auditors’ report	4

Financial statements:
Balance sheets	5
Statements of income and members’ equity (deficit)	6
Statements of cash flows	7
Summary of significant accounting policies	8-12
Notes to financial statements	13-16

100 Park Avenue New York, New York 10017 Telephone: 212-885-8000 Fax: 212-697-1299

Independent Auditors’ Report

Board of Directors
Integrated Media Solutions, LLC
New York, New York

We have audited the accompanying balance sheets of Integrated Media Solutions, LLC as of December 31, 2009 and 2008 and the related statements of income and members’ equity (deficit), and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Integrated Media Solutions, LLC at December 31, 2009 and 2008, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ BDO Seidman, LLP

May 7, 2010

Integrated Media Solutions, LLC

Balance Sheets
(in thousands)

December 31,	2009	2008
Assets
Current assets:
Cash and cash equivalents	$18,016	$5,691
Accounts receivable, less allowance for doubtful accounts of $68 in 2009 and $711 in 2008	15,881	16,055
Expenditures billable to clients	5,127	949
Other current assets	191	276
Total current assets	39,215	22,971
Property and equipment, net	837	1,004
Security deposits	319	317
Total assets	$40,371	$24,292
Liabilities and Members’ Equity (Deficit)
Current liabilities:
Accounts payable	$17,202	$12,103
Accruals and other liabilities	6,598	4,859
Advance billings	15,937	8,361
Capital lease	30	49
Total Liabilities	39,767	25,372
Total Members’ Equity (Deficit)	604	(1,080)
Total Liabilities and Members’ Equity	$40,371	$24,292

See accompanying summary of significant accounting policies
and notes to financial statements.

Integrated Media Solutions, LLC

Statements of Income and Members’ Equity (Deficit)
(in thousands)

December 31,	2009	2008
Net revenues	$28,618	$27,812
Operating expenses:
Cost of services sold	13,522	14,541
Office and general expenses	5,383	5,241
Depreciation and amortization	326	336
Total operating expenses	19,231	20,118
Income from operations	9,387	7,694
Other income
Interest income	22	201
Income before provisions for income taxes	9,409	7,895
Income tax provision	300	281
Net income	9,109	7,614
Members’ equity (deficit) – beginning of year	(1,080)	477
Less distributions to members	(7,425)	(9,171)
Members’ equity (deficit) – end of year	604	(1,080)

See accompanying summary of significant accounting policies
and notes to financial statements.

Integrated Media Solutions, LLC

Statements of Cash Flows
(in thousands)

December 31,	2009	2008
Cash flows from operating activities:
Net income	$9,109	$7,614
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	326	336
Bad debt expense	68	712
(Increase) decrease in cash resulting from changes in operating assets and liabilities:
Accounts receivable	106	6,427
Expenditures billable to clients	(4,178)	1,315
Other current assets	83	(241)
Accounts payable	5,099	(725)
Advance billings	7,576	(2,979)
Other current liabilities	1,739	(2,947)
Net cash provided by operating activities	19,928	9,512
Cash flows from investing activities:
Purchase of property and equipment	(159)	(425)
Net cash used in investing activities	(159)	(425)
Cash flows from financing activities:
Payments on capital lease obligations	(19)	(18)
Distribution to members	(7,425)	(9,171)
Net cash used in financing activities	(7,444)	(9,189)
Net increase (decrease) in cash and cash equivalents	12,325	(102)
Cash and cash equivalents at beginning of year	5,691	5,793
Cash and cash equivalents at end of year	$18,016	$5,691
Supplemental disclosure of cash flow information
Cash paid during the year for:
Income taxes	$166	$330
Interest	4	5

See accompanying summary of significant accounting policies
and notes to financial statements.

Integrated Media Solutions, LLC

Summary of Significant Accounting Policies

Nature of Business
Founded in 2002, Integrated Media Solutions, LLC (the “Company”) is a marketing services company that performs media planning, buying, reporting, analysis and optimization of offline and online media, including direct response television, as well as all forms of interactive advertising, radio and print media.

Use of Estimates
The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates and assumptions.

Cash and Cash Equivalents	The Company considers all highly liquid instruments with original maturities of three months or less, when purchased, to be cash equivalents.

At times, cash balances held at financial institutions are in excess of the federally insured limit and the Company is exposed to the credit risk resulting from this concentration of cash.

Accounts Receivable and Allowance for Doubtful Account
Accounts receivable consists of trade receivables recorded at original invoice amounts, less an estimated allowance for uncollectible accounts. Trade credit is generally extended on a short-term basis; thus trade receivables do not bear interest. Trade receivables are periodically evaluated for collectability based on past credit histories with customers and their current financial conditions. Changes in the estimated collectability of trade receivables are recorded in the results of operations for the period in which the estimates are revised. Trade receivables that are deemed uncollectible are offset against the allowance for uncollectible accounts. The Company generally does not require collateral for trade receivables.

Fees earned and unbilled to clients are recognized and classified as a component of accounts receivable.

Integrated Media Solutions, LLC

Summary of Significant Accounting Policies

Expenditures Billable to Clients
Expenditures billable to clients consist principally of media costs incurred prior to the campaign date, which is the date the revenues and the related expenses will be recorded to revenues and cost of services sold, respectively, and the related costs are recorded in advance billings.

Property and Equipment, Net
Property and equipment are stated at cost, less accumulated depreciation and amortization. Depreciation and amortization are provided over the estimated useful lives of the assets by straight line method using the half-year convention as follows:

Estimated
	Assets	Useful lives
	IT and Office Equipment	5 years
	Furniture and Fixtures	5 years
	Computer Software	3 years
	Leasehold Improvements	Lesser of the
life of lease or
life of the asset

Accounts Payable	Accounts payable generally represents media payables and other unpaid costs incurred in the ordinary course of business.

Revenue Recognition	The Company offers several media related services including direct response television, digital marketing, print, and integrated analytics.

The Company’s revenue is primarily from commissions, fees, or performance based client agreements related to media placement and brokerage of television, internet and print advertising. For commission based agreements, revenue is recognized on the media run date. For fee based client agreements, revenue is recognized as services are performed. For performance based client agreements, revenue is recognized in the month of media activity.

Integrated Media Solutions, LLC

Summary of Significant Accounting Policies

Revenue Recognition (continued)
The Company follows Accounting Standards Codification (“ASC”) 605-45 “Principle Agent Considerations – Reporting Revenue Gross or Net” (formerly, EITF No. 99-19, “Reporting Revenue Gross as a Principal versus Net as an Agent”). This standard addresses when revenue should be recorded at the gross amount billed because revenue has been earned from the sale of goods or services, or the net amount retained because a fee or commission has been earned. The Company reports revenue on a “net” basis since in general, it acts as an agent procuring media on behalf of its clients.

Fees billed to clients in excess of fees recognized as revenue are classified as advanced billings.

Integrated Media Solutions, LLC

Summary of Significant Accounting Policies

Income Taxes
The Company, with the consent of its members, has elected to be taxed as limited liability company (“Pass-through entity”). Members report their pro-rata share of the Company’s federal taxable income on their respective individual income tax returns. The company is subject to income taxes in certain states due to its election to file Composite income tax returns (on behalf of its owners), as well as New York City taxes. Accordingly a provision for state and local income taxes is provided in the accompanying financial statements.

The Company accounts for income taxes in accordance with ASC 740, “Income Taxes,” (formerly SFAS No. 109, ‘‘Accounting for Income Taxes” and FIN No. 48, “Accounting for Uncertainty in Income Taxes - an interpretation of FASB Statement No. 109)” ASC 740 (formerly FIN No. 48) provides guidance on financial statement recognition and measurement of tax positions taken, or expected to be taken, in tax returns. The amount of unrecognized tax benefits may increase or decrease in the future for various reasons, including adding amounts for current tax year positions, expiration of open income tax returns due to statutes of limitation, changes in management's judgment about the level of uncertainty, status of tax examinations, litigation and legislative activity and the addition or elimination of uncertain tax positions. As of December 31, 2009, there were no uncertain tax positions identified by the Company.

The Company’s policy is to recognize interest and penalties, should they be incurred, as a component of income before provision for income taxes. Penalties would be recorded in office and administrative expenses and interest paid would be recorded in interest expense in the statements of income. During the year ended December 31, 2009 the Company did not record any interest income, interest expense or penalties.

Integrated Media Solutions, LLC

Summary of Significant Accounting Policies

Leases
The Company accounts for operating leases with scheduled rent increases during the lease term in accordance with ASC 840, “Leases,” which requires that rental payments that are not made on a straight-line basis be recognized on a straight-line basis. Any rent escalations, concessions and holidays in the Company’s operating leases are recognized on a straight-line basis over the lease term (including any rent holiday period).

Integrated Media Solutions, LLC

Notes to Financial Statements
(in thousands)

1.	Property, Plant and Equipment, Net	Property and equipment, net consists of the following:

		December 31	2009	2008
		IT and Office Equipment	$1,942	$1,804
		Furniture and fixtures	193	189
		Computer Software	195	196
		Leasehold Improvements	387	369
		Other Assets	4	4
			2,721	2,562
		Less accumulated depreciation	(1,884)	(1,558)
		Total property and equipment	$837	$1,004

		Depreciation and amortization expense for the years ended December 31, 2009 and 2008 were $326 and $336, respectively.

2.	Business Concentrations
Revenue & Accounts Receivable

Two customers accounted for approximately 39% and 22% of revenues for 2009 and 2008, respectively, and four and three customers accounted for 54% and 47% of total accounts receivable at December 31, 2009 an 2008, respectively.

3.	Retirement Plan
The Company sponsors a 401(k) defined contribution plan covering substantially all employees fulfilling minimum age and service requirements. Company contributions are made at the discretion of management. The Company contributed $131 and $143 for the years ended December 31, 2009 and 2008, respectively.

Integrated Media Solutions, LLC

Notes to Financial Statements
(in thousands)

4.	Commitments and	Lease Commitments
	Contingencies

The Company leases operating and office facilities for its business locations in New York, and California under long-term, non- cancelable operating lease agreements, some of which contain provisions for future rent increases, rent free periods, or periods in which rent payments are reduced (abated). The total amount of rental payments due over the terms of each lease are being charged to rent expense on the straight-line method over the terms of each lease. The difference between rent expense recorded and the amount paid is credited or charged to “Deferred Rent,” in the accompanying balance sheets. The leases expire at various dates through 2015 and provide for renewal options up to 5 years. In the normal course of business, it is expected that these leases will be renewed or replaced by leases on other properties.

		Rental expense amounted to $1,726 and $1,264 in 2009 and 2008, respectively.

		Approximate minimum future rental commitments under non-cancellable leases are payable as follows:

		For the years ended December 31,	Amount
		2010	$1,217
		2011	1,254
		2012	1,286
		2013	1,047
		2014	522
		Thereafter	87
			$5,413

Integrated Media Solutions, LLC

Notes to Financial Statements
(in thousands)

Media Placement

The Company books media placements as an agent for its clients. While most media properties accept sequential liability (the Company is not liable for unpaid amounts), some media properties do not. Under these circumstances, the Company would have a contingency for payment if the Company’s clients could not provide payment. As of December 31, 2009, the Company had a contingency for media placement of approximately $16,400. As of May 7, 2010, the Company has not been required to provide any payments with respect to this contingency.

Litigation

From time to time the Company is involved in legal proceedings arising in the ordinary course of business. The Company believes there is no litigation pending against it that could have individually or in the aggregate, a material adverse effect on its financial position, results of operations or cash flows, other than as described below.

The Company is named as a defendant in a lawsuit whereby a former employee is seeking payment for all current and former employees of the Company. This payment is on the basis of allegations that The Company failed to properly pay overtime compensation or to provide duty-free meal periods and rest periods. The Company believes these claims are without merit but has nonetheless negotiated and reached a class action settlement in a maximum amount of $860. Members of the class action settlement have until May 20, 2010 to opt out of this settlement. At December 31, 2009, the Company has accrued $875 as a liability relating to this litigation for settlement and legal costs.

The Company is named as one of several defendants in a claim whereby a bankruptcy trustee is seeking repayment of $1,448 for alleged preference payments. The Company has received a discovery request with respect to this claim and is preparing responsive materials. The Company intends to vigorously defend against this claim and has not provided any liability for this claim in the accompanying balance sheets.

Integrated Media Solutions, LLC

Notes to Financial Statements
(in thousands)

5.	Member’s Equity	Members' equity is represented by one class of membership units as stipulated in the Organizational Agreement dated June 25, 2002 with all membership units having the same voting rights and features.

6.	Agreements
The Company has a strategic relationship with Performance One, LLC to provide performance based television services to the Company’s clients. Effective July, 2008, subject to certain terms and conditions, Performance One paid the Company 35% of Performance One’s revenue as part of the agreement. Prior to July 2008, certain members of the Company had membership interest in Performance One.

For the years 2009 and 2008, the Company recorded revenues of $810 and $1,682, respectively, from the strategic relationship; and had receivables of $317 and $257 as of December 31, 2009 and 2008, respectively

7.	Subsequent Events
The Company evaluated its December 31, 2009 financial statements for subsequent events through May 7, 2010, the date the financial statements were available to be issued. Other than the events noted below, the Company is not aware of any subsequent events which would require recognition or disclosure in the financial statements.

On May 6, 2010, MDC Partners Inc (“MDC”) acquired a 75% ownership interest in the Company. In connection with the acquisition, the remaining 25% ownership interest of the Company is subject to a call option anytime after 2015 by MDC.

(b)	Pro forma financial information.

Unaudited pro forma consolidated financial statements of the Company and subsidiaries as of March 31, 2010 and for the three months then ended and unaudited pro forma consolidated financial statements for the year ended December 31, 2009, and the related notes thereto.

The pro forma financial information of the Company giving effect to the IMS acquisition is intended to be furnished pursuant to Item 9.01(b) of Form 8-K and such information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.  The unaudited pro forma consolidated financial information is presented below for informational purposes only.  The pro forma data is not necessarily indicative of what the Company’s financial position or results of operations actually would have been had the IMS acquisition been completed at and as of the dates indicated.  In addition, the unaudited pro forma financial information does not purport to project the future financial position or operating results of the Company.

MDC PARTNERS INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
 (in thousands, except share and per share amounts)

	YEAR ENDED DECEMBER 31, 2009
	Historical MDC Partners Inc.	Historical Integrated Media Solutions, LLC		Pro forma Adjustments	Notes	Pro forma Statements of Operations
Revenue:
Services	$545,924		$28,618	$—		$574,542
Operating Expenses:
Cost of services sold	354,312		13,522	—		367,834
Office and general expenses	136,897		5,383	1,201	4(b)(ii)	143,481
Depreciation and amortization	34,471		326	3,758	4(b)(i)	38,555
	525,680		19,231	4,959		549,870
Operating profit	20,244		9,387	(4,959)		24,672
Other Income (Expense):
Other income (expense)	(2,038)		-	—		(2,038)
Interest expense	(22,098)		-	(2,053)	4(b)(iii)	(24,151)
Interest income	344		22	—		366
	(23,792)		22	(2,053)		(25,823)
Income (loss) from continuing operations before income taxes, equity in affiliates	(3,548)		9,409	(7,012)		(1,151)
Income tax expense	(8,536)		(300)	(659)	4(b)(iv)	(9,495)
Income (loss) from continuing operations before equity in affiliates	(12,084)		9,109	(7,671)		(10,646)
Equity in earnings (loss) of non-consolidated affiliates	(8)		—	—		(8)
Income (loss) from continuing operations	(12,092)		9,109	(7,671)		(10,654)
Loss from discontinued operations attributable to MDC Partners Inc., net of taxes	(876)		—	—		(876)
Net income (loss)	(12,968)		9,109	(7,671)		(11,530)
Net income attributable to the noncontrolling interests	(5,356)		—	—		(5,356)
Net income (loss) attributable to MDC Partners Inc.	$(18,324)		$9,109	$(7,671)		$(16,886)

Income (loss) Per Common Share:
Basic and Diluted:
Net income (loss) from continuing operations attributable to MDC Partners Inc. common shareholders	$(0.64)	$				$(0.59)
Loss from discontinued operations attributable to MDC Partners Inc. common shareholders	(0.03)					(0.03)
Net income (loss) attributable to MDC Partners Inc. common shareholders	$(0.67)	$				$(0.62)
Weighted Average Number of Common Shares Outstanding:
Basic	27,396,463					27,396,463
Diluted	27,396,463					27,396,463

The accompanying notes are an integral part of the pro forma consolidated statement of operations.

MDC PARTNERS INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
 (in thousands, except share and per share amounts)

	THREE MONTHS ENDED MARCH 31, 2010
	Historical MDC Partners Inc.	Historical Integrated Media Solutions, LLC		Pro forma Adjustments	Notes	Pro forma Statements of Operations

Revenue:
Services	$136,182		$7,085	$—		$143,267
Operating Expenses:
Cost of services sold	96,969		3,878	—		100,847
Office and general expenses	34,625		1,340	423	4(c)(ii)	36,388
Depreciation and amortization	5,833		81	708	4(c)(i)	6,622
	137,427		5,299	1,131		143,857
Operating profit (loss)	(1,245)		1,786	(1,131)		(590)
Other Income (Expense):
Other income (expense)	(613)		-	—		(613)
Interest expense	(7,028)		-	(211)	4(c)(iii)	(7,239)
Interest income	21		6	—		27
	(7,620)		6	(211)		(7,825)
Income (loss) from continuing operations before income taxes, equity in affiliates	(8,865)		1,792	(1,342)		(8,415)
Income tax expense	(249)		-	(180)	4(c)(iv)	(429)
Income (loss) from continuing operations before equity in affiliates	(9,114)		1,792	(1,522)		(8,844)
Equity in earnings (loss) of non-consolidated affiliates	(104)		—	—		(104)
Income (loss) from continuing operations	(9,218)		1,792	(1,522)		(8,948)
Loss from discontinued operations attributable to MDC Partners Inc., net of taxes	—		—	—		—
Net income (loss)	(9,218)		1,792	(1,522)		(8,948)
Net income attributable to the noncontrolling interests	(968)		—	—		(968)
Net income (loss) attributable to MDC Partners Inc.	$(10,186)		$1,792	$(1,522)		$(9,916)

Income (loss) Per Common Share:
Basic and Diluted:
Net income (loss) from continuing operations attributable to MDC Partners Inc. common shareholders	$(0.37)	$				$(0.36)
Loss from discontinued operations attributable to MDC Partners Inc. common shareholders
Net income (loss) attributable to MDC Partners Inc. common shareholders	$(0.37)	$				$(0.36)
Weighted Average Number of Common Shares Outstanding:
Basic	27,631,903					27,631,903
Diluted	27,631,903					27,631,903

The accompanying notes are an integral part of the pro forma consolidated statement of operations.

MDC PARTNERS INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
 (in thousands)

	AS AT MARCH 31, 2010
	Historical MDC Partners Inc.	Historical Integrated Media Solutions, LLC	Pro forma Adjustments	Notes	Pro forma Balance Sheets
Current Assets:
Cash	$21,247	$11,419	$(20,000)	4(a)(i)	$12,666
Accounts receivable	131,944	24,920	—		156,864
Expenditures billable to clients	23,226	10,362	—		33,588
Other current assets	10,706	150	—	4(a)(ii)	10,856
Total Current Assets	187,123	46,851	(20,000)		213,974

Fixed assets	36,327	1,166	—		37,493
Investment in affiliates	1,473	—	—		1,473
Goodwill	338,142	—	40,400	3,4(a)(ii)	378,542
Other intangibles	39,765	—	9,535	3,4(a)(ii)	49,300
Deferred tax asset	12,625	—	—		12,625
Other assets	17,611	318	—		17,929
Total Assets	$633,066	$48,335	$29,935		$711,336

Current Liabilities:
Accounts payable	$69,967	$15,179	$—		$85,146
Accrual and other liabilities	65,694	6,300	—		71,994
Advance billings	80,907	28,407	—		109,314
Current portion of long-term debt	1,308	25	—		1,333
Deferred acquisition consideration	21,258	—	2,000	3	23,258
Total Current Liabilities	239,134	49,911	2,000		291,045
Revolving credit facility	10,278	—	—		10,278
Long-term debt	216,928	—	—		216,928
Deferred acquisition consideration long-term	16,690	—	13,504	3	30,194
Other liabilities	8,617	—	—		8,617
Deferred tax liabilities	9,005	—	—		9,005
Total Liabilities	500,652	49,911	15,504		566,067
Reedemable Noncontrolling Interests	29,868	—	—		29,868

Shareholder’s Equity
Preferred Shares	—	—	—		—
Class A Shares	219,992	—	—		219,992
Class B Shares	1	—	—		1
Additional paid in capital	7,668	—	—		7,668
Accumulated deficit	(141,348)	(1,576)	1,576	4(a)(iii)	(141,348)
Stock subscription receivable	(217)	—	—		(217)
Accumulated other comprehensive income	(4,462)	—	—		(4,462)
MDC Partners Inc. Shareholder’s Equity	81,634	(1,576)	1,576		81,634
Noncontrolling interests	20,912	—	12,855	3	33,767
Total Shareholder’s Equity	102,546	(1,576)	14,431		115,401
Total Liabilities and Shareholder’s Equity	$633,066	$48,335	$29,935		$711,336

The accompanying notes are an integral part of the pro forma consolidated balance sheet.

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
(in thousands, except share and per share amounts)

1.   Description of transaction

Effective April 30, 2010, the Company, through a wholly-owned subsidiary, purchased 75% of the total outstanding membership interests in Integrated Media Solutions Partners LLC, a Delaware limited liability company, the successor-in-interest to the business formerly owned by Integrated Media Solutions, LLC, a New York limited liability company (“IMS”), for cash at closing of $20,000 and additional deferred acquisition consideration, the current estimated present value of which is $18,564 less a working capital true-up estimated at  $3,060 at March 31, 2010.

In connection with the IMS acquisition, the Company, IMS and the other membership interest holders of IMS entered into a new Limited Liability Company Agreement (the “LLC Agreement”).The LLC Agreement set forth certain economic, governance and liquidity rights with respect to IMS. IMS will initially have five managers, three of which were appointed by the Company. Pursuant to the LLC Agreement, the Company will be allocated 100% of the profits of IMS thru 2014, after which the allocation will be based on ownership percentage, subject to certain priority returns, by the Company thru 2014, as defined. In accordance with the LLC Agreement, the remaining 25% of the outstanding membership interests are subject to a call by the Company at a defined purchased price beginning in 2015. There are no membership interests subject to a mandatory put to the Company.

2.   Basis of Presentation

The accompanying unaudited pro forma consolidated financial statements as of March 31, 2010 and for the three months ended March 31, 2010 give effect to the acquisition of IMS. The unaudited pro forma consolidated balance sheet presents our financial position as if the acquisition of IMS had occurred on March 31, 2010. The unaudited pro forma consolidated statements of operations presents our results as if the acquisition of IMS had occurred on January 1, 2009. Both our fiscal year end and IMS’ fiscal year end is December 31. The unaudited pro forma consolidated balance sheet as of March 31, 2010 is based upon our historical unaudited consolidated balance sheet as of March 31, 2010 and the historical unaudited consolidated balance sheet of IMS as of March 31, 2010. The unaudited pro forma consolidated statement of operations for the three ended March 31, 2010 is based upon our historical unaudited consolidated statement of operations for the three months ended March  31, 2010 and the historical unaudited consolidated statement of operations of IMS for the three months ended March  31, 2010.  The unaudited pro forma consolidated statement of operations for the year ended December 31, 2009 is based upon our historical audited consolidated statement of operations for the year ended December 31, 2009 and the historical audited consolidated statement of operations of IMS for the year ended December 31, 2009.

The unaudited pro forma consolidated financial statements include, in our opinion, all material adjustments necessary to reflect this acquisition. The unaudited pro forma consolidated financial statements do not purport to represent what the Company’s actual results of operations including the acquisition of IMS would have been, nor do they purport to predict or indicate our financial position or results of operations at any future date or for any future period. The unaudited pro forma consolidated financial statements should be read in conjunction with our audited consolidated financial statements and the related notes thereto and IMS’ audited consolidated financial statements and the related notes thereto included herein. The statements have been prepared by management in accordance, with generally accepted accounting principles (“GAAP”) of the United States of America (“US GAAP”). The accounting policies used in the preparation of the unaudited pro forma consolidated financial statements are consistent with those used by the Company in the preparation of the consolidated financial statements as of and for the year ended December 31, 2009.

3.   Accounting for the Acquisition

The acquisition is accounted for using the acquisition method of accounting. The total estimated purchase price is composed of the following:

Cash	$20,000
Estimated present value of
deferred acquisition consideration	18,564
Estimated working capital deficit	(3,060)
$35,504

For purposes of the pro forma presentation, the purchase price has been allocated to the assets acquired (including identifiable intangible assets arising form the acquisition) and liabilities assumed as of March 31, 2010 for balance sheet purposes and January 1, 2009 for purposes of the statements of operations, based on their estimated fair values.

Details of the estimated fair values of assets acquired and liabilities assumed of IMS based on information available at the date of preparation of these unaudited pro forma financial statements are as follows:

Assets acquired:
Cash	$11,419
Accounts receivable	24,920
Expenditures billable to clients	10,362
Other current assets	150
Fixed assets	1,166
Other intangible assets	9,535
Goodwill	40,400
Other assets	318
98,270
Less liabilities assumed:
Accounts payable	15,179
Accruals and other liabilities	6,300
Advance billings	28,407
Current portion of long-term debt	25
Noncontrolling interests	12,855
62,766
Net assets acquired	$35,504

In the preparation of these unaudited pro forma consolidated financial statements, the purchase consideration has been allocated on a preliminary basis to the fair value of assets acquired and liabilities assumed based on management’s best estimates and taking into account all relevant information available at the time these unaudited pro forma consolidated financial statements were prepared. The Company expects that the actual amounts for each of the fair values of these assets and liabilities acquired will vary from the pro forma amounts and that the variation may be significant.

The actual adjustments that the Company will ultimately make in finalizing the allocation of the purchase price of IMS to the fair value of the net assets acquired effective April 30, 2010 will depend on a number of factors, including additional information available at such time, changes in market values and changes in IMS’ operating results between the date of these unaudited pro forma consolidated financial statements and the effective date of the acquisition.

4.    Pro forma assumptions and adjustments

(a)	The unaudited pro forma consolidated balance sheet as at March 31, 2010 incorporates the following adjustments:

(i)
The funding for the acquisition, which reduced the current cash balances in the amount of $20,000, has been reflected in the unaudited pro forma consolidated balance sheet as if it had occurred on March 31, 2010.

(ii)
Intangible assets arising from the acquisition have been recorded at their estimated fair values as part of the allocation of the purchase price. Intangible assets acquired include IMS’ customer contracts and relationships including backlog. The estimated fair values are based on preliminary studies undertaken by management. The estimated value allocated to goodwill was based on the residual of the preliminary fair values of the identifiable tangible and intangible assets less the preliminary fair values of the liabilities assumed. The actual allocation may differ significantly from these estimates.

(iii)	IMS’ members equity has been eliminated to reflect the acquisition.

(b)	The unaudited pro forma consolidated statement of operations for the year ended December 31, 2009 incorporates the following assumptions and adjustments:

(i)
Pro forma depreciation and amortization has been increased by $3,758 for the year ended December 31, 2009 to reflect the amortization of other intangible assets arising from the acquisition, over their estimated lives of five years over both straight line basis and in a manner represented by the pattern in which the economic benefits are realized.

(ii)
Pro forma office and general expenses have been increased by $1,201 for the year ended December 31, 2009 to reflect two adjustments; (a) an increase of expenses of $1,166 representing the accretion of the present value of the deferred acquisition consideration and (b) an increase of expenses of $35 representing compensation and related benefits and other costs not expected to continue due to the acquisition.

(iii)
Pro forma interest expense has been increased by $2,053 for the year ended December 31, 2009 to reflect an increase of $787 representing the financing of the acquisition assuming the Company issued $8,581 of its 11% senior notes on January 1, 2009, instead of on October 23, 2009, and $1,266 representing the interest expense on the non-contingent deferred acquisition consideration.

(iv)
Pro forma income tax expense has been increased by $659 for the year ended December 31, 2009 to reflect the tax effect of the related pro forma adjustments and IMS’ historical pre-tax income of $9,409 based on an estimated blended state and federal rate of 40%. After taking into effect the taxes recorded on $300 on IMS’ historical financial statements.

(c)	The unaudited pro forma consolidated statement of operations for the three month ended March 31, 2010 incorporates the following assumptions and adjustments:

(i)
Pro forma depreciation and amortization has been increased by $708 for the three months ended March 31, 2010 to reflect the amortization of other intangible assets arising from the acquisition, over their estimated lives of five years over both straight line basis and in a manner represented by the pattern in which the economic benefits are realized.

(ii)
Pro forma office and general expenses have been increased by $423 for the three months ended March 31, 2010 to reflect two adjustments; (a) an increase of expenses of $292 representing the accretion of the present value of the deferred acquisition consideration and (b) an increase of expenses of $131 representing compensation and related benefits and other costs not expected to continue due to the acquisition.

(iii)	Pro forma interest expense has been increased by $211 representing the interest expense on the non-contingent deferred acquisition consideration.
(iv)
Pro forma income tax expense has been increased by $180 for the three months ended March 31, 2010 to reflect the tax effect of the related pro forma adjustments and IMS’ historical pre-tax income of $1,792 based on an estimated blended state and federal rate of 40%.

(c)	Not applicable.

(d)	Exhibits.

Exhibit No.	Description

23.1	Consent of Independent Auditor.

Forward Looking Information

This Current Report on Form 8-K contains forward-looking statements. The Company’s representatives may also make forward-looking statements orally from time to time. Statements in this Current Report on Form 8-K that are not historical facts, including statements about the Company’s beliefs and expectations, recent business and economic trends, potential acquisitions, estimates of amounts for deferred acquisition consideration and “put” option rights, constitute forward-looking statements.  These statements are based on current plans, estimates and projections, and are subject to change based on a number of factors, including those outlined in this section.  Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update publicly any of them in light of new information or future events, if any.

Forward-looking statements involve inherent risks and uncertainties.  A number of important factors could cause actual results to differ materially from those contained in any forward-looking statements. Such risk factors include, but are not limited to:

•	risks associated with severe effects of national and regional economic downturn;
•	the Company’s ability to attract new clients and retain existing clients;
•	the financial success of the Company’s clients;
•	the Company’s ability to retain and attract key employees;
•
the Company’s ability to remain in compliance with its debt agreements and the Company’s ability to finance its contingent payment obligations when due and payable, including but not limited to those relating to “put” option right and deferred acquisition consideration;

•	the successful completion and integration of acquisitions which complement and expand the Company’s business capabilities; and
•	foreign currency fluctuations.

In addition to improving organic growth for its existing operations, the Company’s business strategy includes ongoing efforts to engage in material acquisitions of ownership interests in entities in the marketing communications services industry.  The Company intends to finance these acquisitions by using available cash from operations and through incurrence of bridge or other debt financing, either of which may increase the Company’s leverage ratios, or by issuing equity, which may have a dilutive impact on existing shareholders proportionate ownership.  At any given time the Company may be engaged in a number of discussions that may result in one or more material acquisitions.  These opportunities require confidentiality and may involve negotiations that require quick responses by the Company.  Although there is uncertainty that any of these discussions will result in definitive agreements or the completion of any transactions, the announcement of any such transaction may lead to increased volatility in the trading price of the Company’s securities.

Investors should carefully consider these risk factors and the additional risk factors outlined in more detail in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009 under the caption “Risk Factors” and in the Company’s other SEC filings.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MDC PARTNERS INC.

Date: May 10, 2010
	By:	/s/ MITCHELL GENDEL
Name: Mitchell Gendel
Title: General Counsel and Corporate Secretary